                                                                    EXHIBIT 10.2


--------------------------------------------------------------------------------

                            PARTICIPATION AGREEMENT

                         Dated as of December 30, 1997

                                     among


                       AOR SYNTHETIC REAL ESTATE, INC.,
    as the Construction Agent, as the Lessee and as a Tranche A Guarantor,


                      AMERICAN ONCOLOGY RESOURCES, INC.,
                as the Guarantor and as a Tranche A Guarantor,


                 THE VARIOUS PARTIES HERETO FROM TIME TO TIME,
                      as the other Tranche A Guarantors,

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                     not individually, except as expressly
                stated herein, but solely as the Owner Trustee
                          under the AOR Trust 1997-1,


          THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE
               PARTIES HERETO FROM TIME TO TIME, as the Holders,


          THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE
               PARTIES HERETO FROM TIME TO TIME, as the Lenders,

                                      and


                          FIRST UNION NATIONAL BANK,
                         as the Agent for the Lenders
                    and respecting the Security Documents,
                 as the Agent for the Lenders and the Holders,
                       to the extent of their interests

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                  Page

SECTION 1.  THE LOANS................................................................2

SECTION 2.  HOLDER ADVANCES..........................................................3

SECTION 3.  SUMMARY OF TRANSACTIONS..................................................3
     3.1. Operative Agreements.......................................................3
     3.2. Property Purchase..........................................................3
     3.3. Construction of Improvements; Commencement of Basic Rent...................4

SECTION 4.  THE CLOSINGS.............................................................4
     4.1. Initial Closing Date.......................................................4
     4.2. Initial Closing Date; Property Closing Dates; Acquisition Advances;
          Construction Advances......................................................4

SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS ON
            COMPLETION DATE;  THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON
            LIENS....................................................................4
     5.1. General....................................................................4
     5.2. Procedures for Funding.....................................................5
     5.3. Conditions Precedent for  the Lessor, the Agent, the Lenders and the
          Holders Relating to the Initial Closing Date and the Advance of Funds
          for the Acquisition of a Property..........................................7
     5.4. Conditions Precedent for the Lessor, the Agent, the Lenders and the
          Holders Relating to the Advance of Funds after the Acquisition Advance....12
     5.5. Additional Reporting and Delivery Requirements on Completion Date and
          on Construction Period Termination Date...................................13
     5.6. The Construction Agent Delivery of Construction Budget Modifications......14
     5.7. Restrictions on Liens.....................................................14
     5.8. Accession Agreement Requirements - New Tranche A Guarantors...............14
     5.9. Maintenance of AOR Synthetic Real Estate, Inc. as a Wholly-Owned
          Entity....................................................................15
     5.10. Post-Closing Requirements Regarding Certain Properties for Which
           Advances are Made on the Initial Closing Date............................15

SECTION 6.  REPRESENTATIONS AND WARRANTIES..........................................15
     6.1. Representations and Warranties of the Borrower............................15
     6.2. Representations and Warranties of Each Credit Party.......................18

SECTION 7. PAYMENT OF CERTAIN EXPENSES..............................................23
     7.1. Transaction Expenses......................................................23
     7.2. Brokers' Fees.............................................................24
     7.3. Certain Fees and Expenses.................................................25



     7.4. Facility Fee..............................................................25
     7.5. Administrative Fee........................................................26

SECTION 8.  OTHER COVENANTS AND AGREEMENTS..........................................26
     8.1. Cooperation with the Construction Agent or the Lessee.....................26
     8.2. Covenants of the Owner Trustee and the Holders............................26
     8.3. Credit Party Covenants, Consent and Acknowledgment........................28
     8.4. Sharing of Certain Payments...............................................31
     8.5. Grant of Easements, etc...................................................32
     8.6. Appointment of the Agent by the Lenders, the Holders and the Owner
          Trustee...................................................................32
     8.6B. Appointment of the Lessor by the Lenders and the Holders.................33
     8.7. Collection and Allocation of Payments and Other Amounts...................33
     8.8. Release of Properties, etc................................................36

SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT....................................37
     9.1. The Construction Agent's and the Lessee's Credit Agreement Rights.........37
     9.2. The Construction Agent's and the Lessee's Trust Agreement Rights..........37

SECTION 10.  TRANSFER OF INTEREST...................................................38
     10.1. Restrictions on Transfer.................................................38
     10.2. Effect of Transfer.......................................................39

SECTION 11.  INDEMNIFICATION........................................................39
     11.1. General Indemnity........................................................39
     11.2. General Tax Indemnity....................................................42
     11.3. Increased Costs, Illegality, etc.........................................46
     11.4. Funding/Contribution Indemnity...........................................48
     11.5  EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY,
           ETC......................................................................49

SECTION 12.  MISCELLANEOUS..........................................................50
     12.1. Survival of Agreements...................................................50
     12.2. Notices..................................................................50
     12.3. Counterparts.............................................................53
     12.4. Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters..........53
     12.5. Headings, etc............................................................54
     12.6. Parties in Interest......................................................55
     12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
           VENUE; ARBITRATION.......................................................55
     12.8. Severability.............................................................57
     12.9. Liability Limited........................................................57
     12.10. Rights of the Lessee....................................................58
     12.11. Further Assurances......................................................58
     12.12. Calculations under Operative Agreements.................................59
     12.13. Confidentiality.........................................................59

     12.14. Financial Reporting/Tax Characterization................................59
     12.16 USURY SAVINGS PROVISION..................................................60
     12.17 Chapter 346 of the Texas Finance Code....................................61

EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C -[Intentionally Omitted]

D - Form of Officer's Certificate - Section 5.3(z)

E- Form of Officer's Certificate - Section 5.3(aa)

F - Form of Officer's Certificate - Section 5.3(bb)

G - Form of Officer's Certificate - Section 5.3(cc)

H - Form of Outside Counsel Opinion for the Owner Trustee - Section 5.3(dd)

I - Form of Outside Counsel Opinion for the Lessee - Section 5.3(ee)

J - Form of Officer's Certificate - Section 5.5

K - Form of Accession Agreement - Section 5.8

L - Description of Material Litigation - Section 6.2(d)

M - States of Incorporation/Formation and Principal Place of Business of each
    Tranche A Guarantor - Section 6.3(i)

N - Form of Compliance Certificate and Covenant Compliance Worksheet - Section
    8.3(l)

Appendix A - Rules of Usage and Definitions

                            PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT dated as of December 30, 1997 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among AOR SYNTHETIC REAL ESTATE, INC., a Delaware corporation (the "Lessee" or the "Construction Agent" or a "Tranche A Guarantor"); AMERICAN ONCOLOGY RESOURCES, INC., a Delaware corporation, (the "Guarantor" or a "Tranche A Guarantor"), the various entities which are parties hereto from time to time as guarantors of the Tranche A Loans (subject to the definition of Tranche A Guarantors in Appendix A hereto, individually a "Tranche A Guarantor" and collectively, the "Tranche A Guarantors"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the AOR Trust 1997-1 (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); FIRST UNION NATIONAL BANK, a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the AOR Trust 1997-1 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                            SECTION 1.  THE LOANS.

     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.


                         SECTION 2.  HOLDER ADVANCES.

     Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the AOR Trust 1997-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be three percent (3%) of the amount of the Requested Funds on such date; provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three percent (3%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.


                     SECTION 3.  SUMMARY OF TRANSACTIONS.

     3.1. OPERATIVE AGREEMENTS.

     On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, each applicable Ground Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

     3.2. PROPERTY PURCHASE.

     On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and marketable title to or ground lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed, Bill of Sale or Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property and (e) the Term shall commence with respect to such Property.

     3.3. CONSTRUCTION OF IMPROVEMENTS; COMMENCEMENT OF BASIC RENT.

     Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.


                           SECTION 4.  THE CLOSINGS.

     4.1. INITIAL CLOSING DATE.

     All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

     4.2. INITIAL CLOSING DATE; PROPERTY CLOSING DATES; ACQUISITION ADVANCES; CONSTRUCTION ADVANCES.

     The Construction Agent shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as EXHIBIT A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor and (b) each Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to Section 5.4.


            SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT;
                  REPORTING REQUIREMENTS ON COMPLETION DATE;
           THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.

     5.1. GENERAL.

          (a) To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements, (ii) to make Advances to the

     Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, and (iii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(a) and 7.1(b).

          (b) In lieu of the payment of interest on the Loans and Holder Yield on the Holder Advances on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Rent Commencement Date with respect to such Property, (i) each Lender's Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender's Loan to exceed such Lender's Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the date such Lender's Available Commitment was exceeded), and (ii) each Holder's Holder Advance shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Advance for such period (except to the extent that at any time such increase would cause the Holder Advance of such Holder to exceed such Holder's Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the date the Available Holder Commitment of such Holder was exceeded). Such increases in a Lender's Loan and a Holder's Holder Advance shall occur without any disbursement of funds by any Person.

     5.2. PROCEDURES FOR FUNDING.

          (a) The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than two (2) Advances (excluding any conversion and/or continuation of any Loan or Holder Advance) may be requested during any calendar month; provided, further, each such Advance shall include all disbursements made on a given day under any Requisition and may relate to one or more Properties. Not less than
     (i) three (3) Business Days prior to the Initial Closing Date and (ii) three (3) Business Days prior to the date on which any Acquisition Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the Initial Closing Date and each Acquisition Advance, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land in the case of a Requisition for an Acquisition Advance for the acquisition of such
     Land), a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Agent) and (B) with respect to each Construction Advance, a Requisition identifying (among other things) the Property to which such Construction Advance relates.

          (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

          (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3 or 5.4, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-seven percent (97%) of the Requested Funds specified in any Requisition, (ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-five percent (85%) of the Requested Funds and the Tranche B Lenders funding twelve percent (12%) of the Requested Funds) up to an aggregate principal amount equal to the aggregate of the Available Commitments, (ii) each Holder shall make a Holder Advance based on its Holder Commitment in an amount such that the aggregate of all Holder Advances at such time shall be three percent (3%) of the balance of the Requested Funds specified in such Requisition, up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments; and
     (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Lessor to pay Property Costs and/or Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Agent (for the benefit of the Lessor) and applied by the Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

          (d) With respect to an Advance obtained by the Lessor to pay for Property Costs and/or Transaction Expenses and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable closing date or, if such closing date does not occur within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

          (e) All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes,

     Certificates, Bills of Sale, the Ground Leases and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

          (f) Notwithstanding the completion of any closing under this Agreement pursuant to Sections 5.3 or 5.4, each condition precedent waived in connection with any such closing may be subsequently enforced by the Agent (unless such has been expressly waived in writing by the Agent).

     5.3. CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE INITIAL CLOSING DATE AND THE ADVANCE OF FUNDS FOR THE ACQUISITION OF A PROPERTY.

    The obligations (i) on the Initial Closing Date of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, (ii) on the Initial Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans in order to pay Transaction Expenses and (iii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses and to acquire or ground lease a Property (an "Acquisition Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (To the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable judgment. Notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party.):

          (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties) on each such date;

          (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

          (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

          (d) title to each such Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

          (e) the Construction Agent shall have delivered to the Agent a good standing certificate for the Construction Agent in the state where each such Property is located, the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired or ground leased on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired or ground leased with the proceeds of the Loans and Holder Advances and such Land, existing Improvements (if any) and Equipment (if any) shall be located in an Approved State;

          (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by each such Requisition;

          (g) the Construction Agent shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the Agent, with such title exceptions thereto as are reasonably acceptable to the Agent;

          (h) the Construction Agent shall have delivered to the Agent an environmental site assessment respecting each such Property prepared by an independent recognized professional reasonably acceptable to the Agent;

          (i) the Construction Agent shall have delivered to the Agent a survey (with a flood hazard certification) respecting each such Property prepared by an independent recognized professional reasonably acceptable to the Agent;

          (j) unless such an opinion has previously been delivered with respect to a particular state, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT B or in such other form as is acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel located in the state where each such Property is located, prepared by counsel reasonably acceptable to the Agent;

          (k)  [Intentionally Omitted]

          (l) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses;

          (m) the Construction Agent shall have caused to be delivered to the Agent a Mortgage Instrument (in such form as is reasonably acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form;

          (n) the Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as EXHIBIT B or in such other form as is reasonably acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

          (o) with respect to each Acquisition Advance, the sum of the Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

          (p) if any such Property is subject to a Ground Lease, the Construction Agent shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease and, if requested by the Agent, a landlord waiver and a mortgagee waiver (in each case, in such form as is reasonably acceptable to the Agent);

          (q)  [Intentionally Omitted];

          (r) the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for each such Property, if applicable;

          (s) the Construction Agent shall have provided evidence to the Agent of insurance with respect to each such Property as provided in the Lease;

          (t) the Construction Agent shall have caused an Appraisal regarding each such Property to be provided to the Agent from an appraiser reasonably satisfactory to the Agent until such time as Appraisals for Properties then subject to the Lease have been submitted to the Agent and evidence an aggregate value of all such Properties of at least the Base Amount;

          (u) the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as reasonably determined by the Agent by a nationally recognized search company reasonably acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent;

          (v) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

          (w) in the opinion of the Agent and its respective counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines;

          (x) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

          (y) since the date of the most recent audited financial statements of AOR delivered pursuant to Section 5.1(b) of the Lessee Credit Agreement, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

          (z) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as EXHIBIT D or in such other form as is reasonably acceptable to the Agent stating that (i) each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; and (iii) each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it;

          (aa) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Initial Closing Date, in the form attached hereto as EXHIBIT E or in such other form as is reasonably acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the appropriate office of the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state (To the extent any Credit Party is a partnership, a limited liability company or is otherwise organized, such Credit Party shall deliver to the Agent (in form and substance reasonably satisfactory to the Agent) as of the Initial Closing Date (A) a certificate regarding such Credit Party and any corporate general partners covering the matters described in EXHIBIT E and (B) a good standing certificate, a certificate of limited partnership or a local equivalent of either of the foregoing, as applicable.);

          (bb) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as EXHIBIT F or in such other form as is reasonably acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

          (cc) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as EXHIBIT G or in such other form as is reasonably acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

          (dd) as of the Initial Closing Date only, counsel for the Lessor reasonably acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as EXHIBIT H or in such other form as is reasonably acceptable to the Agent;

          (ee) as of the Initial Closing Date only, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT I or in such other form as is reasonably acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel reasonably acceptable to the Agent; and

          (ff) as of the Initial Closing Date only, the Construction Agent shall cause (i) tax lien searches and judgment lien searches regarding each Credit Party to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent; provided this Section 5.3(ff) shall not be interpreted to limit or to contradict the requirements of Section 5.3(u).

     5.4. CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE ADVANCE OF FUNDS AFTER THE ACQUISITION ADVANCE.

     The obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (To the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion. Notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party.):

          (a) the correctness on such date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties);

          (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

          (c) the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed;

          (d) based upon the applicable Construction Budget which shall satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements;

          (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

          (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent;

          (g) the Construction Agent shall have delivered to the Agent copies of the Plans and Specifications for the applicable Improvements;

          (h) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, any Transaction Expenses and other fees, expenses and disbursements referenced in Section 7.1(b) that are to be paid with the Advance;

          (i) the Construction Agent shall have delivered, or caused to be delivered to the Agent, copies of invoices, Bills of Sale or other documents reasonably acceptable to the Agent, in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

          (j) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

          (k) since the date of the most recent audited Financial Statements (as such term is defined in the Lessee Credit Agreement) of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements; and

          (l) in the opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any adverse regulatory prohibitions, constraints, penalties or fines arising out of any change in, or re-interpretation of, law or regulation since the Initial Closing Date.

     5.5. ADDITIONAL REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION DATE AND ON CONSTRUCTION PERIOD TERMINATION DATE.

     Within 10 days after the Completion Date (but in no event later than the Construction Period Termination Date) for each Property, the Construction Agent shall deliver to the Agent an Officer's Certificate in the form attached hereto as EXHIBIT J or in such other form as is reasonably acceptable to the Agent specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property Cost for such Property and (d) detailed, itemized documentation supporting the asserted Property Cost figures. The Agent shall have the right to contest on reasonable grounds the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance acceptable to the

Agent, in its reasonable judgment: (u) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of
Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception objectionable to the Agent; (v) an as-built survey for such Property, (w) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, (x) a memorandum (or short form) of the Lease and such Lease Supplement (in form suitable for recording) and (y) if requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be or have been paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to Section 7.1.

    5.6. THE CONSTRUCTION AGENT DELIVERY OF CONSTRUCTION BUDGET
          MODIFICATIONS.

     The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding any Property if such modification materially increases the cost to construct such Property; provided, no Construction Budget may be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

     5.7. RESTRICTIONS ON LIENS.

     On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii). On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent).

     5.8. ACCESSION AGREEMENT REQUIREMENTS - NEW TRANCHE A GUARANTORS.

     AOR and its Subsidiaries may from time to time create or acquire new Subsidiaries, provided, that at any time promptly upon request by the Agent (and in any event, with respect to any new Subsidiary that is created or acquired in connection with a Physician Transaction or that is requested or required to become a guarantor under the Lessee Credit Agreement prior to or concurrently with satisfaction of the conditions set forth in clauses (y) and (z) of clause
(i) below or, if earlier, the consummation of such Physician Transaction), (i) each such new Subsidiary (y) having assets with a gross value (determined in accordance with GAAP) in excess of $100,000, and (z) having commenced the conduct of an active business, will execute and deliver to the Agent (with sufficient copies for each Financing Party) an Accession Agreement in the form of Exhibit K and such other documents to effectuate the foregoing as may be reasonably requested by the Majority Secured Parties, and (ii) AOR will cause each such new Subsidiary to execute and deliver, and will cause to be delivered, all documentation of the type described in Section 5.3 as such new Subsidiary would have had to deliver were it a Tranche A Guarantor on the Initial Closing Date.

     5.9. MAINTENANCE OF AOR SYNTHETIC REAL ESTATE, INC. AS A WHOLLY-OWNED
          ENTITY.

     From the Initial Closing Date and thereafter until such time as all obligations of all Credit Parties under the Operative Agreements have been satisfied and performed in full, AOR shall retain the Lessee as a Wholly-Owned Entity of AOR.

     5.10. POST-CLOSING REQUIREMENTS REGARDING CERTAIN PROPERTIES FOR WHICH ADVANCES ARE MADE ON THE INITIAL CLOSING DATE.

     With respect to all Properties to which the Owner Trustee holds title on or prior to the Initial Closing Date and for which Advances are made on the Initial Closing Date, within forty-five (45) days after the Initial Closing Date, and to the extent not delivered with respect to the Initial Closing Date, the Construction Agent shall deliver to the Agent any and all items specified in
Section 5.3 with respect to such Properties including without limitation surveys (with flood hazard certificates), title insurance endorsements, appraisals and opinions. All such items shall be in form and substance reasonably satisfactory to the Agent.

     To the extent the requirements of Section 5.3 are not satisfied with respect to such Properties within forty-five (45) days after the Initial Closing Date, the Agent (upon direction from the Majority Secured Parties) may require the Lessee to purchase, and the Agent shall purchase, all such Properties on a Business Day specified by the Agent for an amount equal to the Termination Value with respect to such Properties and otherwise in accordance with Sections 20.1 through 20.2 of the Lease (as if such date specified by the Agent were an Election Date).

     Unless the Financing Parties otherwise agree, the Financing Parties shall have no obligation to make any additional Advances with respect to such Properties until such time as the requirements of Section 5.3 are satisfied with respect to such Properties.

                  SECTION 6.  REPRESENTATIONS AND WARRANTIES.

     6.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

     Effective as of the Initial Closing Date, the date of each Advance and the Rent Commencement Date, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (j) and (k) are made solely in its capacity as the Borrower:

          (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

          (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority;

          (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

          (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

          (e) It has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

          (f) No Default of Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

          (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee for any purpose other than the repayment of the Bridge Financing, the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property and in each case in accordance with the Agency Agreement;

          (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

          (i) The Owner Trustee's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

          (j) The Owner Trustee is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

          (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

          (l) Each Property is free and clear of all Lessor Liens attributable to the Owner Trustee in its individual capacity; and

          (m) The Owner Trustee, in its trust capacity, is a party to no documents, instruments or agreements other than documents in connection with the Bridge Financing and the Operative Agreements to which it is a party and any other documents delivered by the Owner Trustee in connection with the Operative Agreements.

Effective as of the Initial Closing Date, the date of each Advance and the Rent Commencement Date, the Owner Trustee represents and warrants that each Property is free and clear of all Lessor Liens.

     6.2. REPRESENTATIONS AND WARRANTIES OF EACH CREDIT PARTY.

     Effective as of the Initial Closing Date, the date of each Advance, the date each Wholly-Owned Entity delivers an Accession Agreement and the Rent Commencement Date, each Credit Party represents and warrants to each of the other parties hereto that:

          (a) The Incorporated Representations and Warranties are true and correct (unless such relate solely to an earlier point in time) and the Lessee has delivered to the Agent the financial statements and other reports referred to in Section 5.1 of the Lessee Credit Agreement;

          (b) The execution and delivery by each Credit Party of this Agreement and the other applicable Operative Agreements as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of each Credit Party, have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of each Credit Party (including without limitation any necessary shareholder, partnership or limited liability company action), have been duly executed and delivered, have received all necessary governmental approval required to be obtained by each Credit Party, and do not and will not (i) violate any Legal Requirement which is binding on any Credit Party or any of their Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of (A) the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of their Subsidiaries or (B) any agreement, indenture, instrument or other document which is binding on any Credit Party or any of their Subsidiaries (excepting such contravention of, conflict with or breach thereof which shall not have or could not reasonably be expected to have a Material Adverse Effect) or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of their Subsidiaries;

          (c) This Agreement and the other applicable Operative Agreements to which any Credit Party is a party, executed prior to and as of such date, constitute the legal, valid and binding obligation of each Credit Party, as applicable, enforceable against each Credit Party, as applicable, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity. Each Credit Party has executed the various Operative Agreements required to be executed as of such date;

          (d) Except as described in EXHIBIT L, there are no material actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or to the knowledge of any Credit Party, proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Property or any Credit Party's interest therein, (ii) question the validity or enforceability of any Operative Agreement or any transaction contemplated by the Operative Agreements or
     (iii) shall have or could reasonably be expected to have a Material Adverse Effect;

          (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person (x) pursuant to any Legal Requirement or (y) pursuant to any contract, indenture, instrument or agreement (the failure of which to obtain in the case of this clause (y) shall not have or could not reasonably be expected to have a Material Adverse Effect) is required to have been obtained on the part of any Credit Party to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property except for those that may appropriately be obtained at a later date or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

          (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

          (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

          (h) All information heretofore or contemporaneously herewith furnished by any Credit Party or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of any Credit Party or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in all material respects on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

          (i) The Lessee is duly incorporated under the laws of the State of Delaware. The principal place of business, chief executive office and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at Houston, Harris County, Texas. The states of incorporation/formation and the principal place of business of the Tranche A Guarantors are located in the states set forth in EXHIBIT M;

          (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date (unless expressly referring to another date and in each case, such representations and warranties shall have been true and correct on and as of such earlier date). There exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of such Advance;

          (k) As of each Property Closing Date and the date of each subsequent Advance and the Rent Commencement Date only, each Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition, ground leasing or at the Rent Commencement Date or will be renovated and/or modified in accordance with the terms of this Agreement on or prior to the Rent Commencement Date. Each Property then being financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

          (l) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, the Lessor has good and indefeasible fee simple title to each Property, or, if any Property is the subject of a Ground Lease, the Lessor will have a valid ground leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the applicable Property Closing Date and (ii) subject to Section 5.7, Permitted Liens after the applicable Property Closing Date;

          (m) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with
     Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

          (n) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Insurance Requirements and in all material respects with all standards of the Credit Parties with respect to similar properties owned by any Credit Party;

          (o) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

          (p) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, all utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land and will be constructed prior to the Completion Date for such Property;

          (q) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

          (r) (i) The Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens (subject to Liens for Taxes not yet due and payable) other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the Mortgage Instrument in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements subject to no other Liens (subject to Liens for Taxes not yet due and payable) other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests (subject to Liens for Taxes not yet due and payable) in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements to the extent that perfection may be accomplished by the filing of financing statements;

          (ii) The Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens (subject to Liens for Taxes not yet due and payable) other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the memorandum of the Lease Agreement and the memorandum of a Ground Lease (or, in either case, a short form lease) in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien (subject to Liens for Taxes not yet due and payable) on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the Construction Agent or the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be a perfected first priority security interest (subject to Liens for Taxes not yet due and payable) in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements to the extent perfection may be accomplished by the filing of financing statements;

          (s) The Plans and Specifications for each Property will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Upon completion of the Improvements for each Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent);

          (t) As of the Rent Commencement Date only, each Property shall be improved in accordance with the applicable Plans and Specifications in a good and workmanlike manner, shall be operational and shall constitute all the equipment, facilities, rights, other personal property and other real property necessary to operate, utilize and maintain such Property for its originally intended purpose in a commercially reasonable manner and on an independent, stand alone basis;

          (u) As of each Property Closing Date only, each Property has been acquired or ground leased pursuant to a Ground Lease at a price that is not in excess of fair market value or fair market rental value, as the case may be; and

          (v) As of the Initial Closing Date only, each Wholly-Owned Entity (formed or acquired prior to or on such date) shall have executed this Agreement and the Credit Agreement in its capacity as a Tranche A Guarantor and, as to AOR, in its capacity as the Guarantor and as a Tranche A Guarantor.


                    SECTION 7. PAYMENT OF CERTAIN EXPENSES.

     7.1. TRANSACTION EXPENSES.

          (a) The Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, the initial fees and expenses of the Owner Trustee due and payable on such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this
     Section 7.1(a) only if (i) such amounts are properly described in a

     Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in
     Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses. The Lessee agrees to timely pay all amounts referred to in this Section 7.1(a) to the extent not paid by the Lessor.

          (b) Assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all Transaction Expenses arising from the Initial Closing Date which have not been previously paid by the Lessor, the annual fees and reasonable out-of-pocket expenses of the Owner Trustee, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 (including without limitation any premiums for title insurance policies and charges for any updates to such policies), all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date and all other Transaction Expenses theretofore incurred and not paid by the Lessor, including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.4; provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) on the applicable Business Day only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, on the date of any Construction Advance or any Completion Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses referenced in this Section 7.1(b). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(b) to the extent not paid by the Lessor.

     7.2. BROKERS' FEES.

     The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

     7.3. CERTAIN FEES AND EXPENSES.

     The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable out-of-pocket costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable out-of-pocket costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Construction Agent, the Lessee or any third party and (d) all reasonable out-of-pocket costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

     7.4. FACILITY FEE.

     Until the Maturity Date, the Lessee agrees to pay or to cause to be paid to the Agent for the account of (a) the Lenders, respectively, a facility fee (the "Lender Facility Fee") equal to the product of either (i) the average daily Commitment of each Lender (for Tranche A Loans and Tranche B Loans) during the Commitment Period or (ii) after the Commitment Period, the average daily aggregate amount of the Advances of such Lender outstanding until the Maturity Date, in each case multiplied by the applicable percentage set forth in the matrix below per annum and (b) the Holders, respectively, a facility fee (the "Holder Facility Fee") equal to the product of either (i) the average daily Holder Commitment of each Holder during the Commitment Period or (ii) after the Commitment Period, the average daily aggregate amount of the Advances of such Holder outstanding until the Maturity Date, in each case multiplied by the applicable percentage set forth in the matrix below per annum. From the Initial Closing Date until the fifth (5th) day after delivery of the December 31, 1997 financial statements pursuant to Section 28.1 of the Lease, such applicable percentage shall be 0.200% for both the Lender Facility Fee and for the Holder Facility Fee. Such Facility Fees shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed and shall be payable in arrears on the last Business Day of each fiscal quarter of the Lessee, commencing with the fiscal quarter ending December 31, 1997. The Facility Fees shall be reset from time to time at the time of the resetting of the Applicable Margin. If all or a portion of any such Facility Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR (or in the case of Holder Yield, the ABR plus the Applicable Margin for Eurodollar Holder Advances) plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment).


  Ratio of Consolidated                Lender                Holder
Debt to Annualized EBITDA           Facility Fee          Facility Fee
-------------------------           ------------          ------------



Greater than 3.0 to 1.0                 0.250%                0.250%



Greater than 2.0 to 1.0 but less        0.200%                0.200%
 than or equal to 3.0 to 1.0



Less than or equal to 2.0 to 1.0        0.175%                0.175%




     7.5. ADMINISTRATIVE FEE.

     During the Term, the Lessee agrees to pay or to cause to be paid to the Agent (for the account of the Agent) the administrative fee contemplated by to the terms of the engagement letter dated October 24, 1997, as supplemented from time to time, from First Union Capital Markets Corp. to AOR.


                  SECTION 8.  OTHER COVENANTS AND AGREEMENTS.

     8.1. COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE.

     The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such additional liabilities are acceptable to the Agent in its reasonable judgment), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Construction Agent or the Lessee may reasonably request.

     8.2. COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS.

     Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

          (a) Neither the Owner Trustee (in its trust capacity or in its individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or involve any danger of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any material part of any Property or title thereto or any interest therein or the payment of Rent;

          (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement and by the Lessee as provided in the succeeding paragraph (c) below), each of the Owner Trustee and the Holders hereby agrees with the Lessee, the Construction Agent and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect any such party;

          (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed;

          (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under (i) documents executed prior to the Initial Closing Date with respect to the Bridge Financing or (ii) the Operative Agreements;

          (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

          (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the

     Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

          (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name; and

          (h) The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter.

     8.3.  CREDIT PARTY COVENANTS, CONSENT AND ACKNOWLEDGMENT.

          (a) Each Credit Party acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties to satisfy their covenants herein or in the other Operative Agreements, including without limitation at any time and from time to time promptly and duly executing and delivering any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

          (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, also to be delivered at the same time to the Agent.

          (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

          (d) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as requested by the Agent (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) from time to time after the occurrence and during the continuance of an Event of Default.

          (e) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations shall include without limitation arrangement fees, administrative fees, participation fees, facility fees, unused fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

          (f) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble (in the case of tangible personal property) and make the same available to the Agent (on behalf of the Lessor).

          (g) The Lessee hereby covenants and agrees that respecting all Properties in the aggregate subject to the Lease at any time (and without respect to analysis on a Property by Property basis), (i) Non-Integral Equipment financed under the Operative Agreements may constitute up to, but not to exceed, fifteen percent (15%) of the aggregate Advances extended at or prior to such time and (ii) Equipment (including without limitation such Non-Integral Equipment) financed under the Operative Agreements may constitute up to, but not to exceed fifty percent (50%) of the aggregate Advances extended at or prior to such time.

          (h) The Lessee hereby covenants and agrees that as of Completion (i) the Property Cost for each individual parcel of the Property shall be no less than $2,000,000 and (ii) each parcel of the Property shall be a Permitted Facility.

          (i) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at Houston, Harris County, Texas or if it shall change its name.

          (j) The Lessee hereby covenants and agrees that the aggregate Property Cost of Properties purchased for any reason by the Lessee pursuant to its Purchase Option prior to the Expiration Date shall not exceed ten percent (10%) of the aggregate Property Cost for all Properties funded during the Commitment Period.

          (k) The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.

          (l) Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Lessee (beginning with the fiscal quarter ending March 31, 1998) and within one-hundred (100) days after the close of each fiscal year of the Lessee (beginning with the fiscal year ending December 31, 1997), the Lessee hereby covenants and agrees to deliver to the Agent, the Lenders and the Holders a Compliance Certificate and a Covenant Compliance Worksheet reflecting the computation of the financial covenants incorporated by reference into the Lease pursuant to Section 28.1 of the Lease as of the last day of the period covered by such financial statements.

          (m) Each Credit Party agrees that the Tranche A Loans, the Tranche B Loans and the Certificates will be treated as debt of AOR for purposes of calculating financial covenants.

          (n) Each Credit Party shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time. In any event, such notice shall be provided to the Agent within ten (10) days of when an officer of such Credit Party gains such knowledge.

          (o) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments and the Holder Commitments terminated unless consent has been obtained from the Majority Secured Parties, each Credit Party will:

               (i) except as permitted by the express provisions of the Lessee Credit Agreement, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to do so qualify shall have or could reasonably be expected to have a Material Adverse Effect;

               (ii) pay and perform all obligations of the Credit Parties under the Operative Agreements and pay or perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which in the case of each of (A) and (B) if not paid shall have or could reasonably be expected to have a Material Adverse Effect; provided, that any Credit Party may contest any item described in this Section 8.3(o)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

               (iii) do each of the following to the extent failure to do so shall have or could reasonably be expected to have a Material Adverse
          Effect: observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep or cause to be kept in full force and effect all licenses, certifications or accreditations necessary for any Permitted Facility to carry on its business; and

               (iv) provided, that the Agent, the Lenders and the Holders use reasonable efforts to minimize disruption to the business of the Credit Parties, permit representatives of the Agent or any Lender or any Holder, from time to time upon reasonable notice and during normal banking hours to do each of the following: to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and (in the presence of its officers) its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     8.4. SHARING OF CERTAIN PAYMENTS.

     Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Holders, the Agent, the Lenders and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

     8.5. GRANT OF EASEMENTS, ETC.

     The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee or its Affiliates or other Persons operating businesses similar to the businesses of Lessee and/or its Affiliates and similarly situated to Lessee and/or its Affiliates in the ordinary course of such firm's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

     8.6. APPOINTMENT OF THE AGENT BY THE LENDERS, THE HOLDERS AND THE OWNER TRUSTEE.

     The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7; provided, further, the Agent shall take directions with respect to the guaranty provisions of (a) Sections 8B.1 through 8B.8 of the Credit Agreement from the Tranche A Lenders holding sixty-six and two thirds percent (66 2/3%), of the aggregate Tranche A Loans outstanding and (b) Sections 8C.1 through 8C.8 of the Credit Agreement from the Majority Secured Parties. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action which the Owner Trustee is entitled to take under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining

Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this
Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

     8.6B.  APPOINTMENT OF THE LESSOR BY THE LENDERS AND THE HOLDERS.

     The Lenders and the Holders hereby appoint the Lessor to act as collateral agent for the Lenders and the Holders in connection with the Lien granted by the Lease to secure the obligations of each Credit Party under any and all Operative Agreements. The Lessor accepts such appointment. The Lessor hereby agrees, and the Lenders and the Holders hereby acknowledge, that (to the extent not otherwise set forth in any other Operative Agreement) all right, title and interest of the Lessor in, to and under the Lease is hereby further assigned to the Agent, for the benefit of the Lenders and the Holders, as collateral to secure the obligations of the Lessor and each Credit Party under any and all Operative Agreements.

     8.7. COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.

          (a) Each Credit Party has agreed pursuant to the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this
     Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost. Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's Commitment for Tranche A Loans to the aggregate of all the Tranche A Lenders' Commitments for Tranche A Loans. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Commitment for Tranche B Loans to the aggregate of all the Tranche B Lenders' Commitments for Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Commitment to the aggregate of all the Lenders' Commitments. Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments.

          (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows:

               (i) Any such payment or amount identified as or deemed to be Basic Rent shall be applied and allocated by the Agent first, ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and to the payment of accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date; and second, if no Default or Event of Default is in effect, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Maturity Date or the Expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

               (ii) If on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to
          Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.

               (iii) Subject to Section 8.7(c), an amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph
          (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fifth, to any and all other amounts owing under the Operative Agreements to the Holders, sixth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

               (iv) Subject to Section 8.7(c), an amount equal to (A) any such payment identified as a payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties, (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties), (C) any amount paid by the Tranche A Guarantors pursuant to Sections 8B.1 - 8B.8 of the Credit Agreement and/or by the Guarantor pursuant to Sections 8C.1 - 8C.8 of the Credit Agreement and
          (D) any amount received with respect to the collateral which secures both the Lessee Credit Agreement and any obligations under the Operative Agreements, shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, fourth, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative Agreement, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

               (v) An amount equal to any such payment identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

               (vi) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

          (c) Upon the termination of the Commitments and the Holder Commitments and the indefeasible payment in full of all Loans, all Holder Advances and all other amounts owing by the Owner Trustee or any Credit Party in accordance with any Operative Agreement, any excess moneys remaining with the Agent with regard to one or more of the Properties shall be returned to the Lessee. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and
     (iii) any and all other amounts reasonably owed to the Agent in accordance with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

     8.8. RELEASE OF PROPERTIES, ETC.

     If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Properties from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee hereunder or under any other Operative Agreement, the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee or the Lessee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.


               SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.

     9.1. THE CONSTRUCTION AGENT'S AND THE LESSEE'S CREDIT AGREEMENT RIGHTS.

     Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default (except with respect to subsections (a), (b), (d) or (g) which shall apply in the case of a Default) or Event of Default (except with respect to subsections
(a), (b), (d) or (g) which shall apply in the case of an Event of Default), the Construction Agent or the Lessee, as the case may be, shall have the following rights:

          (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Credit Agreement;

          (b) the right to terminate or reduce the Commitments pursuant to
     Section 2.5(a) of the Credit Agreement;

          (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

          (d) the right to receive any notice and any certificate, in each case issued pursuant to Sections 2.9(c) and/or 2.11(a) of the Credit Agreement;

          (e) the right to replace any Lender pursuant to Section 2.11(b) of the Credit Agreement;

          (f) the right to approve any successor agent pursuant to Section 7.9 of the Credit Agreement; and

          (g) the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement.

     9.2. THE CONSTRUCTION AGENT'S AND THE LESSEE'S TRUST AGREEMENT RIGHTS.

     Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default (except with respect to subsection (b) which shall apply in the case of a Default) or Event of Default (except with respect to subsection (b) which shall apply in the case of an Event of Default), the Construction Agent or the Lessee, as the case may be, shall have the following rights:

          (a) the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

          (b) the right to receive any notice and any certificate, in each case issued pursuant to Section 3.9(a) of the Trust Agreement;

          (c) the right to replace any Holder pursuant to Section 3.9(b) of the Trust Agreement;

          (d) the right to exercise the removal options contained in Section 3.9 of the Trust Agreement; and

          (e) no removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.


SECTION 10.  TRANSFER OF INTEREST.

     10.1.  RESTRICTIONS ON TRANSFER.

     Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, at such time each participant, assignee or transferee must obtain the same ratable interest in Tranche A Loans, the Tranche B Loans and the Lessee Credit Agreement. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent and the Lessee (which consent shall not be unreasonably withheld or delayed) and in accordance with the terms of
Section 11.8(b) of the Trust Agreement. The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

     10.2.  EFFECT OF TRANSFER.

     From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this
Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights theretofore accrued to indemnification under any such document.


                         SECTION 11.  INDEMNIFICATION.

     11.1.  GENERAL INDEMNITY.

     Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider;
(c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort. All Claims relating to Impositions which otherwise would be subject to this Section 11.1 shall instead be subject to the provisions of
Section 11.2.

     If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes the Indemnity Provider from contesting such Claim and then only to the extent of such actual preclusion.

     If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

     The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

     Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action (except to consult with the Indemnity Provider and to keep the Indemnity Provider reasonably informed as set forth above unless such Indemnified Person determines in good faith that there exists a conflict of interest between such Indemnified Person and the Indemnity Provider) and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless
(A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to negotiate or settle any Claim without the consent of the Indemnified Person to the extent any loss, adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.


     11.2.  GENERAL TAX INDEMNITY.

          (a) Subject to the following paragraph (b), the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

          (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by
     Section 11.2(a):

               (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust except to the extent of fees and compensation paid to the Trust Company for acting as Owner Trustee under the Operative Agreements) by the United States federal government that are based on or measured by the net income or capital (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

               (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any

          Indemnified Person (other than the Lessor, the Owner Trustee and the Trust except to the extent of fees and compensation paid to the Trust Company for acting as Owner Trustee under the Operative Agreements) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income or capital (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause
          (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

               (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

               (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

          (c) (i) Subject to the terms of Section 11.2(f), the Indemnity Provider shall pay or cause to be paid all Impositions required to be paid under or pursuant to Section 11.2(a) directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

               (ii) In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under
          Section 11.2(f).

               (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

          (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Owner Trustee respecting the transactions described in the Operative Agreements. The Indemnity Provider shall undertake reasonable diligence to determine if any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection
     (a) and, with respect to such other reports or tax returns of which the Indemnity Provider has knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

          (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection
     (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Holder Yield payable on the Certificates or with respect to any other payments under the Operative Agreement (all such payments being referred to herein as "Exempt Payments" to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

               (i) Withholdings on any Exempt Payment to any Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a Form 1001 (relating to such Financing Party and entitling it to a complete exemption from Withholding on such Exempt Payment) or Form 4224 or is otherwise subject to exemption from Withholding with respect to such Exempt Payment (except where the failure of the exemption results from a change in the principal place of business of the Lessee; provided, if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, then such other Financing Party shall be liable for any Withholding or indemnity with respect thereto), or

               (ii) Any U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

     For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the reasonable opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided, always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations.

          Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

          (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

     11.3.  INCREASED COSTS, ILLEGALITY, ETC.

          (a) If, due to either (i) the introduction of, or any change in or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, promptly after demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost and the basis therefor, submitted to the Lessee and the Agent by such Financing Party, shall be presumptively correct for all purposes, absent manifest error.

          (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, which in the case of all of the foregoing in this sentence is promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances or upon the Advances, then, promptly after demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and
     3.9 of the Trust Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate setting forth in reasonable detail such amounts and the basis therefor submitted to the Lessee and the Agent by such Financing Party shall be presumptively correct for all purposes, absent manifest error.

          (c) Without limiting the effect of the foregoing, the Lessee shall pay to each Financing Party on the last day of the Interest Period therefor so long as such Financing Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D an additional amount (determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for each day during such Interest Period:

               (i) the principal amount of such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, outstanding on such day; and

               (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Trust Agreement, as the case may be (less the Applicable Margin), and the denominator of which is one (1) minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus (y) such numerator; and

               (iii)     1/360.

          (d) Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

          (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

          (f) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

     11.4.  FUNDING/CONTRIBUTION INDEMNITY.

     Subject to the provisions of Section 2.11(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any l oss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default not attributable to such Financing Party in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary prepayment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so prepaid, or not so borrowed, accepted, converted or continued for the period from the date of such prepayment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Margin for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable judgment) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

     11.5 EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY,
          ETC.

     WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE

(WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.


                          SECTION 12.  MISCELLANEOUS.

     12.1.  SURVIVAL OF AGREEMENTS.

     The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition of the Notes and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

     12.2.  NOTICES.

     All notices required or permitted to be given under or otherwise given in connection with any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

          If to the Construction Agent or the Lessee, to such entity at the following address:

                    AOR Synthetic Real Estate, Inc.
                    c/o American Oncology Resources, Inc.
                    16825 Northchase Drive
                    Suite 1300
                    Houston, Texas  77060
                    Attention:  L. Fred Pounds,
                                Chief Financial Officer
                    Telephone:  (713) 873-2674
                    Telecopy:   (713) 873-7762

               If to the Guarantor, to such entity at the following address:

                    American Oncology Resources, Inc.
                    16825 Northchase Drive
                    Suite 1300
                    Houston, Texas  77060
                    Attention:  L. Fred Pounds,
                                Chief Financial Officer
                    Telephone:  (713) 873-2674
                    Telecopy:   (713) 873-7762



               If to any Tranche A Guarantor, to such entity c/o AOR at the following address:
                    [Name of applicable Tranche A Guarantor]
                    c/o American Oncology Resources, Inc.
                    16825 Northchase Drive
                    Suite 1300
                    Houston, Texas  77060
                    Attention:  L. Fred Pounds,
                                Chief Financial Officer
                    Telephone:  (713) 873-2674
                    Telecopy:   (713) 873-7762
with a copy to:

                    Mayor, Day, Caldwell & Keeton, L.L.P.
                    700 Louisiana, Suite 1900
                    Houston, Texas  77002
                    Attention:  Geoffrey K. Walker
                    Telephone:  (713) 225-7020
                    Telecopy:   (713) 225-7047

          If to the Owner Trustee, to it at the
           following address:

                    First Security Bank, National Association
                    79 South Main Street
                    Salt Lake City, Utah 84111
                    Attention:  Val T. Orton,
                                Vice President
                    Telephone:  (801) 246-5300
                    Telecopy:   (801) 246-5053

          If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.

          If to the Agent, to it at the following address:

                    First Union National Bank
                    c/o First Union Capital Markets Group
                    DC-6
                    301 South College Street
                    Charlotte, North Carolina  28288-0166
                    Attention:     Jane O. Hurley,
                                   Capital Markets Services
                    Telephone:     (704) 383-3812
                    Telecopy:      (704) 383-7989


               If to any Lender, to it at the address set forth for such Lender in Schedule 1.1 of the Credit Agreement.

          From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

     12.3.  COUNTERPARTS.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

     12.4.  TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE MATTERS.

     Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Operative Agreement); provided, to the extent no Default or Event of Default shall have occurred and be continuing, the Majority Secured Parties shall not amend, supplement, waive or modify any provision of any Operative Agreement in such a manner as to adversely affect the rights of any Credit Party without the prior written consent (to be determined in good faith with such determination not to be unreasonably delayed) of such Credit Party. In addition, (a) the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter and (b) any provision of any Operative Agreement incorporated by reference or otherwise referenced in a second Operative Agreement shall remain, respecting such second Operative Agreement, in its original form without regard to any such termination, amendment, supplement, waiver or modification in the first Operative Agreement except if such termination, amendment, supplement, waiver or modification has been agreed to by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Operative Agreement).

     Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "Unanimous Vote Matters") (i) reduce the amount of any Note or any Certificate, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any date of payment of any Note or Certificate, reduce the stated rate of interest payable on any Note or reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to any Lender or Holder, reduce any Lender Facility Fees or any Holder Facility Fees payable under the Participation Agreement, extend the scheduled date of payment of any Lender Facility Fees or any Holder Facility Fees or increase the amount or extend the expiration date of any Lender's Commitment or the Holder Commitment of any Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with Section 8.8) or release the Construction Agent, the Lessee or AOR from their respective obligations under any Operative Agreement, release all or substantially all of the Tranche A Guarantors from their obligations under Section 8B of the Credit Agreement or consent to the assignment or transfer by any Credit Party (except with respect to the rights of Lessee under Section 25.2 of the Lease) of its rights or obligations under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement, or (iv) permit Advances for Work in excess of the Construction Budget, or (v) eliminate the automatic option under Section 5.3(b) of the Agency Agreement requiring that the Construction Agent pay certain liquidated damages in exchange for the conveyance of a Property to the Construction Agent. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements prior to the event or condition so waived, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Construction Agent and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided, that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Lender unless it otherwise consents.

     If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Construction Agent and the Majority Holders, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided, that any action taken pursuant to the second paragraph of this Section
12.4 shall not be effective as against the Defaulting Holder unless it otherwise consents.

     12.5.  HEADINGS, ETC.

     The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     12.6.  PARTIES IN INTEREST.

     Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

     12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE; ARBITRATION.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of the State of North Carolina, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

          (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          (c) To the fullest extent allowed by applicable law, each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (d) Notwithstanding the provisions of Section 12.7(a) or of any other Operative Agreement to the contrary, upon demand of any party hereto, whether made before or after institution of any judicial proceeding (subject to the following limitation), any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Operative Agreement ("Disputes") between or among parties to this Agreement and/or any other Operative Agreement, or any of them, shall be resolved by binding arbitration as provided herein; provided, however, that no party may demand arbitration in any judicial proceeding to which it is a party more than ninety (90) days from the later of (i) its commencement of such proceeding or (ii) the date it is served with a complaint, counterclaim or third-party claim in such proceeding. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from this Agreement and/or any other Operative Agreement executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and/or any other Operative Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of either the Agent or the Borrower is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. All arbitrations commenced with respect to any of the Operative Agreements shall be consolidated for hearing before the same panel of arbitrators as prescribed herein. Any attorney-client privilege or other protection against disclosure of confidential information, including without limitation any protection afforded the work product of any attorney, that would otherwise be claimed by any party shall be available to and may be claimed by any such party in any arbitration proceeding. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Interest Rate Protection Agreements. An arbitration arising from an Interest Rate Protection Agreement shall not be consolidated with any other arbitration hereunder without the consent of all parties to the arbitrations that are proposed to be consolidated.

          Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Operative Agreements or under applicable law other than judicial foreclosure and sale, including a proceeding to confirm the sale; (b) all rights of self-help, including peaceful occupation of real property and collection of rents, setoff, and peaceful possession of personal property; (c) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (d) when applicable, a judgment by confession of judgment.
     Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     12.8.  SEVERABILITY.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12.9.  LIABILITY LIMITED.

            (a) The Lenders, the Agent, the Credit Parties, the Owner Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.1 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

          (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no officer, director or shareholder (other than any Credit Party) of any party to any Operative Agreement (but excluding all Credit Parties which shall be fully liable for all their obligations under the Operative Agreements) shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any officer, director or shareholder (other than any Credit Party) of any party to any Operative Agreement (but excluding all Credit Parties which shall be fully liable for all their obligations under the Operative Agreements), for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this
     Section 12.9(b)).

     12.10.  RIGHTS OF THE LESSEE.

     If at any time all obligations (i) of the Owner Trustee under and in accordance with the Credit Agreement, the Security Documents and the other Operative Agreements and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to (a) terminate the Lease and the guaranty obligations of the Guarantor and the Tranche A Guarantors arising under and in accordance with the Credit Agreement and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and the guaranty obligations of the Guarantor and the Tranche A Guarantors pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee or its designee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

     12.11.  FURTHER ASSURANCES.

     The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time reasonably request to be filed or effected). The Lessee, at its own expense, shall take such action (including without limitation any action specified in the preceding sentence), as the Owner Trustee shall so request in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

     12.12.  CALCULATIONS UNDER OPERATIVE AGREEMENTS.

     The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be presumptively correct on the parties hereto in the absence of manifest error.

    12.13.  CONFIDENTIALITY.

     Each of the Agent, the Lessor, each Lender and each Holder agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public confidential information provided in connection with this Agreement or any other Operative Agreement and agrees and undertakes that it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. The Agent, the Lessor, any Lender or any Holder may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of the Agent, the Lessor, such Lender or such Holder by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law or regulation, (d) at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which the Agent, the Lessor, such Lender or such Holder conducts its business, (e) to the Agent's, the Lessor's, such Lender's or such Holder's independent auditors and other professional advisors that have a reasonable need or basis for access thereto and (f) in connection with any proceeding to enforce its rights hereunder or under any other Operative Agreement or any other litigation or proceeding related hereto; provided, however, the Agent, the Lessor, such Lender or such Holder shall instruct such independent auditors or other professional advisors to keep such information confidential in accordance with the terms of this Section 12.13; provided, further, that in the event of any disclosure of non-public information pursuant to any of clauses (b), (c), (d), and (f) of this Section 12.13, the Agent, the Lessor, such Lender or such Holder shall make a good faith attempt, to the extent practicable, to notify AOR of any such disclosure of non-public information at least three (3) Business Days prior to disclosing such information, and in any event shall notify AOR of such disclosure as soon as practicable.

     12.14.  FINANCIAL REPORTING/TAX CHARACTERIZATION.

     Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

     12.15.  SET-OFF.

     In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, each Lender, each Holder and any assignee of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived to the extent permitted by applicable law, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender, such Holder or any such assignee of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured.

     12.16  USURY SAVINGS PROVISION.

     NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT, IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. ANY PAYMENTS HEREUNDER OR UNDER ANY OPERATIVE AGREEMENT CONSTITUTING INTEREST UNDER ANY APPLICABLE LAW FROM TIME TO TIME IN EFFECT MAY BE REFERRED TO HEREIN AS "INTEREST." ALL AGREEMENTS AMONG THE PARTIES HERETO (INCLUDING ALL OF THE OPERATIVE AGREEMENTS) ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION OR THE EARLY TERMINATION OF THE LEASE FOR ANY REASON), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS AGREEMENT OR UNDER ANY OPERATIVE AGREEMENT OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW NOR SHALL ANY PROVISION CREATE AN OBLIGATION TO PAY UNEARNED INTEREST IN VIOLATION OF APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, UNEARNED INTEREST WOULD BE PAYABLE OR

INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF THE AGENT, ANY LENDER OR ANY OTHER FINANCING PARTY SHALL EVER RECEIVE ANYTHING OF VALUE WHICH CONSTITUTES INTEREST UNDER ANY APPLICABLE LAW FROM TIME TO TIME WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER ANY OPERATIVE AGREEMENT OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO THE BORROWER OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND NEITHER THE AGENT NOR ANY LENDER NOR ANY HOLDER NOR ANY OTHER FINANCING PARTY INTENDS TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO THE AGENT OR ANY LENDER OR ANY HOLDER OR ANY OTHER FINANCING PARTY SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS AGREEMENT SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

     12.17  CHAPTER 346 OF THE TEXAS FINANCE CODE.

     In the event the laws of the State of Texas are applicable to any of the Operative Agreements or any of the obligations thereunder, to the extent a higher maximum lawful rate of interest would result from the parties hereto agreeing that the provisions of Chapter 346 of the Texas Finance Code (relating to certain revolving credit accounts), as amended, shall not apply to the Operative Agreements or any of the obligations thereunder, the parties hereto so agree that the provisions of such Chapter 346 shall not apply.

                           [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


          AOR SYNTHETIC REAL ESTATE, INC., as the Construction Agent, as the Lessee and as a Tranche A Guarantor

          AMERICAN ONCOLOGY RESOURCES, INC.,
          as the Guarantor and as a Tranche A Guarantor

          AOR REAL ESTATE, INC., as a Tranche A Guarantor AOR, INC., as a Tranche A Guarantor
          RMCC CANCER CENTER, INC., as a Tranche A Guarantor AOR MANAGEMENT COMPANY OF OREGON, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF INDIANA, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF MISSOURI, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF ARIZONA, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF SOUTH CAROLINA, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF OKLAHOMA, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF PENNSYLVANIA, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF VIRGINIA, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF NORTH CAROLINA, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF NEW YORK, INC.,
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF FLORIDA, INC.
               as a Tranche A Guarantor
          AOR MANAGEMENT COMPANY OF NEVADA, INC.
               as a Tranche A Guarantor
          AOR HOLDING COMPANY OF INDIANA, INC.,
               as a Tranche A Guarantor

                          [SIGNATURE PAGES CONTINUED]

                         AOR MANAGEMENT COMPANY OF TEXAS, INC.
                              as a Tranche A Guarantor
                         AORT HOLDING COMPANY, INC., as a Tranche A Guarantor AORIP, INC., as a Tranche A Guarantor

                         By:____________________________________
                         Name:  L. Fred Pounds
                         Title: Treasurer of each of the foregoing Entities


                         AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP, a Texas limited partnership, as a Tranche A Guarantor

                         By:  AOR MANAGEMENT COMPANY OF TEXAS, INC.,
                              a Delaware corporation, as general partner

                         By:____________________________________
                         Name:  L. Fred Pounds
                         Title: Treasurer


                         AOR OF INDIANA MANAGEMENT PARTNERSHIP,
                         an Indiana general partnership, as a Tranche A
                         Guarantor

                         By: AOR MANAGEMENT COMPANY OF INDIANA, INC., a Delaware corporation, as general partner

                         By:____________________________________
                         Name:  L. Fred Pounds
                         Title: Treasurer


                         By: AOR HOLDING COMPANY OF INDIANA, INC., a
                         Delaware corporation, as general partner


                         By:____________________________________
                         Name:  L. Fred Pounds
                         Title: Treasurer



                          [SIGNATURE PAGES CONTINUED]

          FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee under the AOR Trust 1997-1


          By:_________________________________
          Name:_______________________________
          Title:______________________________



          FIRST UNION NATIONAL BANK, as Agent, as a Lender, and as a Holder


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          THE FIRST NATIONAL BANK OF CHICAGO, as a Lender and as a Holder


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          ABN AMRO BANK N.V., as a Lender and as a Holder


          By:_________________________________
          Name:_______________________________
          Title:______________________________



          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as a
          Lender and as a Holder


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          COOPERATIEVE CENTRALE RAIFFEISEN-
          BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
          NEW YORK BRANCH, as a Lender and as a Holder


          By:_________________________________
          Name:_______________________________
          Title:______________________________

          By:_________________________________
          Name:_______________________________
          Title:______________________________


                          [SIGNATURE PAGES CONTINUED]

          SUNTRUST BANK, TAMPA BAY, as a Lender


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          THE FUJI BANK, LIMITED, as a Lender


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          WELLS FARGO BANK (TEXAS) NATIONAL ASSOCIATION, as a Lender


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          NATIONAL CITY BANK OF KENTUCKY, as a Lender


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, as a Lender


          By:_________________________________
          Name:_______________________________
          Title:______________________________


                          [SIGNATURE PAGES CONTINUED]

          CORESTATES BANK, N.A., as a Lender


          By:_________________________________
          Name:_______________________________
          Title:______________________________



                          [SIGNATURE PAGES CONTINUED]

          NATIONSBANK OF TEXAS, N.A., as a Lender


          By:_________________________________
          Name:_______________________________
          Title:______________________________

______________________________________________________________________________

                                  Appendix A
                        Rules of Usage and Definitions
______________________________________________________________________________


                              I.  Rules of Usage


The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

     (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

     (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

     (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

     (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

     (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

     (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

     (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

     (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to the term "including" or other similar terms to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

     (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

     (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

     (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

     (l) If any obligation under the Operative Agreements is required to be performed on a day that is not a Business Day, such obligation shall be required to be performed on the next succeeding Business Day (unless otherwise provided in the Operative Agreements) so long as there shall be no such postponement beyond the Maturity Date or the Expiration Date.

                               II.  Definitions

     "AAA" shall have the meaning given to such term in Section 12.7(d) of the Participation Agreement.

     "ABR" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

                                  Appendix A-2

          "ABR Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the ABR.

          "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

          "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

          "Accession Agreement" shall mean each Accession Agreement executed from time to time by Tranche A Guarantors pursuant to Section 5.8 of the Participation Agreement, in the form attached to the Participation Agreement as Exhibit K.

          "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

          "Acquisition Advance" shall have the meaning given to such term in
Section 5.3 of the Participation Agreement.

          "Acquisition Loan" shall mean any Loan made in connection with an Acquisition Advance.

          "Additional Incorporated Terms" shall have the meaning given to such term in Section 28.1 of the Lease.

          "Advance" shall mean a Construction Advance or an Acquisition Advance.

          "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

          "Agency Agreement" shall mean the Agency Agreement, dated on or about the Initial Closing Date between the Construction Agent and the Lessor.

                                  Appendix A-3

          "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

          "Agent" shall mean First Union National Bank, as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, for the Lenders and the Holders, to the extent of their interests.

          "Anniversary Date" shall have the meaning given to such term in
Section 2.2 of the Lease.

          "Annualized EBITDA" shall mean, with respect to AOR and its Subsidiaries, on a consolidated basis, as of the last day of any fiscal quarter, the product of (a) EBITDA for the fiscal quarter ending on such date, multiplied by (b) four (4).

          "AOR" shall mean American Oncology Resources, Inc., a Delaware corporation, and its successors and permitted assigns.

          "AOR Trust 1997-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

          "Applicable Margin" shall mean, at any time with respect to any Eurodollar Loan or any Eurodollar Holder Advances, the applicable percentage points as determined under the following matrix with reference to the ratio of Consolidated Debt to Annualized EBITDA calculated as provided below:



  Ratio of Consolidated              Applicable Margin for           Applicable Margin for           Applicable Margin for
Debt to Annualized EBITDA         Eurodollar Tranche A Loans       Eurodollar Tranche B Loans      Eurodollar Holder Advances
-------------------------         --------------------------       --------------------------      --------------------------
Greater than 3.00 to 1.00                 0.875%                            1.250%                          1.635%

Greater than 2.50 to 1.00 but             0.800%                            1.175%                          1.550%
less than or equal to 3.00 to
1.00

Greater than 2.00 to 1.00 but             0.550%                            0.925%                          1.300%
less than or equal to 2.50 to
1.00

Greater than 1.50 to 1.00 but             0.450%                            0.825%                          1.200%
less than or equal to 2.00 to
1.00

Less than or equal to 1.50 to             0.325%                            0.700%                          1.075%
1.00

          From the Initial Closing Date until the fifth (5th) day after receipt by the Agent of the December 31, 1997 financial statements pursuant to Section
28.1 of the Lease, the Applicable

                                  Appendix A-4

Margin shall be 0.800% (for the Eurodollar Tranche A Loans), 1.175% (for the Eurodollar Tranche B Loans) and 1.550% (for the Eurodollar Holder Advances). The Applicable Margin shall be reset from time to time in accordance with the above matrix on the fifth (5th) day after receipt by the Agent in accordance with
Section 28.1 of the Lease of financial statements together with a Compliance Certificate (reflecting the computation of the ratio of Consolidated Debt to Annualized EBITDA as of the last day of the preceding fiscal quarter or fiscal year, as appropriate).

          "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

          "Appraisal Procedure" shall have the meaning given such term in
Section 22.4 of the Lease.

          "Approved State" shall mean each of the following: Colorado, Florida, Indiana, Oklahoma and Texas and any other state within the continental United States proposed by the Lessee and consented to in writing by the Agent.

          "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

          "Arbitration Rules" shall have the meaning given to such term in
Section 12.7(d) of the Participation Agreement.

          "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as EXHIBIT B.

          "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).

          "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (a) the aggregate amount of the Holder Commitments over (b) the aggregate amount of the Holder Advances made since the Initial Closing Date after giving effect to Section 5.2(d) of the

                                  Appendix A-5

Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Advances).

          "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

          "Base Amount" shall have the meaning specified in Section 10.1(e) of the Lease.

          "Basic Rent" shall mean, the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

          "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

          "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower" shall mean the Owner Trustee, not in its individual capacity but as Borrower under the Credit Agreement.

          "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Lessor requests the Lenders to make Loans hereunder.

          "Bridge Financing" shall mean the financing provided in favor of the Owner Trustee by AOR with respect to various properties prior to the Initial Closing Date.

          "Budgeted Total Property Cost" shall mean, at any date of determination with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property.

          "Business Day" shall mean a day other than a Saturday or Sunday, a legal holiday or other day on which commercial banks in Charlotte, North Carolina or, in respect of any determination relevant to an Advance, New York, New York are required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease" shall mean (a) any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of

                                  Appendix A-6
the lessee and (b) the Lease and any other tax retention operating lease or synthetic lease that is treated as a capital lease of the lessee or its consolidated group for tax purposes.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear on a balance sheet as a liability of such lessee in respect of such Capital Lease (or such amount similarly calculated for any Capital Lease that does not appear on a balance sheet), net of any government grant applicable to such Capital Lease.

          "Capital Stock" shall mean any nonredeemable capital stock of the Lessee or any of its Subsidiaries, whether common or preferred.

          "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

          "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

          "Change of Control" shall mean the occurrence of any one or more of the following: (i) AOR shall merge or consolidate with or into another corporation with the effect that the Persons who were the shareholders of AOR immediately prior to the effective time of such merger or consolidation hold less than 51% of the combined voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, or (ii) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange
Act), other than the Welsh, Carson, Anderson and Stowe group or any of its affiliates, shall, directly or indirectly, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the Closing Date, the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of AOR representing 49% or more of the combined voting power of the then outstanding securities of AOR ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

          "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

                                  Appendix A-7

          "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

          "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

          "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

          "Collateral" shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

          "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

          "Commitment" shall mean, as to any Lender, the obligation of such Lender to make the portion of the Loans to the Lessor in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 of the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Credit Agreement.

          "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all of the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender's Tranche A Commitment and the Lender's Tranche B Commitment.

          "Commitment Period" shall mean the period from and including the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

          "Company Obligations" shall mean the obligations of AOR Synthetic Real Estate, Inc. in any and all capacities, under and with respect to the Operative Agreements and/or each Property.

          "Completion" shall mean, with respect to a Property, such time as the acquisition, installation, testing and final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by the appropriate governmental entity (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect). If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee, the date of Completion for such Property shall be the Property Closing Date.

                                  Appendix A-8

          "Completion Date" shall mean, with respect to a Property, the earlier of (a) the date on which Completion for such Property has occurred or (b) the Construction Period Termination Date.

          "Compliance Certificate" shall mean a fully completed certificate in the form of Exhibit N to the Participation Agreement.

          "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

          "Consolidated Debt" shall mean, at any time, the aggregate (without duplication) of all Debt of AOR and its Subsidiaries as of such date, determined on a consolidated basis.

          "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

          "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.

          "Construction Agent" shall mean AOR Synthetic Real Estate, Inc., a Delaware corporation, as the construction agent under the Agency Agreement.

          "Construction Budget" shall mean the cost of acquisition, installation, testing, constructing and developing any Property as determined by the Construction Agent in its reasonable, good faith judgment.

          "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

          "Construction Contract" shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

          "Construction Loan" shall mean any Loan made in connection with a Construction Advance.

                                  Appendix A-9

          "Construction Loan Property Cost" shall mean with respect to each Construction Period Property at the date of determination, an amount equal to
(a) the aggregate principal amount of Construction Loans made on or prior to such date with respect to the Property minus (b) the aggregate principal amount of prepayments or repayments of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

          "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

          "Construction Period Property" means, at any date of determination, any Property as to which the Rent Commencement Date has not occurred on or prior to such date.

          "Construction Period Termination Date" shall mean (a) the earlier of
(i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) the second anniversary of the Initial Closing Date or (b) such later date as shall be agreed to by the Majority Secured Parties.

          "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Debt, lease, dividend, guaranty, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor,
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect
thereof.   The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith

          "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

          "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with AOR, are treated as a single employer under
Section 414 of the Code.

          "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

                                 Appendix A-10

          "Covenant Compliance Worksheet" shall mean a fully completed certificate in the form of Attachment A to EXHIBIT L to the Participation Agreement.

          "Credit Agreement" shall mean the Credit Agreement, dated on or about the Initial Closing Date, among the Lessor, the Agent, the Lenders, as specified therein, AOR and the other Tranche A Guarantors.

          "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

          "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

          "Credit Documents" shall mean the Participation Agreement, the Credit Agreement, the Notes and the Security Documents.

          "Credit Parties" shall mean, collectively, the Construction Agent, the Lessee, the Guarantor and each Tranche A Guarantor.

          "Debt" shall mean, with respect to any Person, without duplication,
(a) all indebtedness of such Person for money borrowed, (b) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not matured), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (d) all obligations of such Person to pay the deferred purchase price of property or services (including seller subordinated notes, contingent or otherwise), other than trade payables, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (h) all indebtedness referred to in clauses (a) through (g) above to the extent secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person and (i) any Contingent Obligation of such Person.

          "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance reasonably satisfactory to the Agent.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                                 Appendix A-11

          "Defaulting Holder" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

          "Defaulting Lender" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

          "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.

          "Disputes" shall have the meaning given to such term in Section 12.7(d) of the Participation Agreement.

          "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

          "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

          "EBITDA" shall mean, for any period, an amount equal to, without duplication, the sum of (a) net income (determined in accordance with GAAP) earned in such period, plus (b) to the extent net income has been reduced thereby, the sum of (i) depreciation and amortization expense, plus (ii) Interest Expense, plus (iii) federal and state income taxes.

          "Effective Date" shall mean December 31, 1997.

          "Election Date" shall have the meaning given to such term in Section
20.1 of the Lease.

          "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

          "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $5,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of 5,000,000,000, provided, that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, mutual fund, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person (other than an Affiliate of AOR) approved by the Agent and AOR, which approval shall not be unreasonably withheld; provided, however, that in no event shall the withholding of approval by AOR under this definition be considered unreasonable if (i) AOR has had prior dealings with such Person which AOR regards as unfavorable or (ii) such Person provides banking or other financial services to any of AOR's competitors.

                                 Appendix A-12

          "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

          "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

          "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq., and state statutes analogous thereto.

          "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat then requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat then requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

          "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances by the Construction Agent, the Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements or other improvements to real property, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communication systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

                                 Appendix A-13

          "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean each entity required to be aggregated with any Credit Party pursuant to the requirements of Section 414(b) or (c) of the Code.

          "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period (provided, that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the average (rounded upward to the nearest one-hundredth (1/100) of one percent (1%)) per annum rate of interest determined by the office of the Agent (each such determination to be presumptively correct) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank

                                 Appendix A-14
market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and/or Eurodollar Holder Advance. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

          "Event of Default" shall mean a Lease Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

          "Excepted Payments" shall mean: (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

          (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;

          (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

          (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

          (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

          (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder under any Operative Agreement;

          (g) all right, title and interest of any Holder or the Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

          (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents unless such is payable to another Person pursuant to an express provision of any Operative Agreement;

          (i) all payments in respect of the Holder Yield;

                                 Appendix A-15

          (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

          (k) any rights of either the Owner Trustee or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided, that such rights shall not include the right to terminate the Lease.

          "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

          "Exculpated Persons" shall mean the Borrower, the Holders, the Lessor, their officers, directors, shareholders and partners.

          "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

          "Expiration Date" shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than the fifth annual anniversary of the Initial Closing Date, unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.

          "Extension Option" shall mean the meaning given to such term in
Section 20.1 of the Lease.

          "Facility Fee" shall mean, collectively, the Holder Facility Fee and the Lender Facility Fee.

          "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

          "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

          "Financing Party" shall mean the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders, the Lenders.

                                 Appendix A-16

          "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

          "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including without limitation strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

          "Form 1001" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

          "Form 4224" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

          "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Ground Lease" shall mean a ground lease respecting any Property which is in form and substance reasonably satisfactory to the Agent.

          "Guarantor" shall mean AOR.

          "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

          "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas to the extent any of the foregoing are harmful or hazardous to the

                                 Appendix A-17
environment or human health or safety as determined in accordance with any Environmental Law or otherwise constitute an Environmental Violation; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

          "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

          "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

          "Holder Commitments" shall mean $2,250,000; provided, if there shall be more than one (1) Holder, the Holder Commitment of each Holder shall be as set forth in Schedule I to the Trust Agreement as such Schedule I may be amended and replaced from time to time, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements.

          "Holder Construction Property Cost" shall mean, with respect to each Construction Period Property, at any date of determination, an amount equal to the outstanding Holder Advances made with respect thereto under the Trust Agreement.

          "Holder Facility Fee" shall have the meaning given to such term in
Section 7.4 of the Participation Agreement.

          "Holder Overdue Rate" shall mean the lesser of (a) the then current rate of Holder Yield respecting the particular amount in question plus two percent (2%) and (b) the highest rate permitted by applicable law.

          "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Advances with respect thereto.

          "Holder Yield" shall mean with respect to Holder Advances from time to time either the Eurodollar Rate plus the Applicable Margin or the ABR as elected by the Owner Trustee from time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; provided, however, (a) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in

                                 Appendix A-18

Section 11.3(f) of the Participation Agreement, the Holder Advances of such Holder shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in Section 11.3(f) of the Participation Agreement.

          "Holders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time holders of Certificates in connection with the AOR Trust 1997-1.

          "Impositions" shall mean, except to the extent described in the following sentence, any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees;
(vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed against the Lessee or any of its Affiliates by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or the Certificates, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes or the Certificates; (i) the Owner Trustee, the Trust or the Trust Estate; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

          "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances, together with any and all appurtenances to such buildings, structures or improvements, including without limitation

                                 Appendix A-19
sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

          "Incorporated Covenants" shall have the meaning given to such term in
Section 28.1 of the Lease.

          "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

          "Indebtedness" of a Person shall mean, without duplication, such
Person's:

          (a) obligations for borrowed money;

          (b) obligations representing the deferred purchase price of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business );

          (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

          (d) obligations which are evidenced by notes, acceptances or other instruments;

          (e)  Capital Lease Obligations;

          (f) net liabilities under Interest Rate Protection Agreements; and

          (g) contingent obligations, to the extent such guarantee, affirm or otherwise are in support of the types of obligations referenced in the preceding sections (a) through (f).

          "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Trust, the Trust Company, the Agent, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

          "Indemnity Provider" shall mean, respecting each Property, the Lessee.

          "Initial Closing Date" shall mean December 31, 1997 .

                                 Appendix A-20

          "Initial Construction Advance" shall mean any initial Advance to pay for: (a) Property Costs for construction of any Improvements; and (b) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

          "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

          "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

          "Interest Expense" shall mean, for any period, total interest expense of AOR and its Subsidiaries on a consolidated basis for such period (including without limitation capitalized interest expense and interest expense attributable to Capital Lease Obligations), determined in accordance with GAAP.

          "Interest Period" shall mean (a) during the Commitment Period and thereafter as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month, two (2) months, three (3) months or (subject to availability for all Lenders and Holders) six (6) months thereafter, as selected by the Lessor (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Advance) in its applicable notice given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month, two (2) months or three (3) months thereafter, as selected by the Lessor by irrevocable notice to the Agent (in the case of a Eurodollar Loan) or by the Owner Trustee (in the case of a Eurodollar Holder Advance) in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) there shall not be more than four (4) Interest Periods outstanding at any one (1) time.

          "Interest Rate Protection Agreements" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance or other hedging arrangements and all other similar agreements or arrangements designed to protect against fluctuations in interest rates.

                                 Appendix A-21

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

          "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section
2.4 of the Lease.

          "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

          "Lease" or "Lease Agreement" shall mean the Lease Agreement dated on or about the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

          "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

          "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

          "Lease Supplement" shall mean each Lease Supplement substantially in the form of EXHIBIT A to the Lease, together with all attachments and schedules thereto.

          "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions applicable to the Owner Trustee, any Holder, the Lessor, the Lessee, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and (to the extent required by Law) all permits, certificates of occupancy, licenses, authoriza tions and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property or the Appurtenant Rights.

          "Lender Commitments" shall mean $72,750,000; provided, if there shall be more than one (1) Lender, the Lender Commitment of each Lender shall be as set forth in Schedule 1.1 to the Credit Agreement as such Schedule 1.1 may be amended and replaced from time to time, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements.

                                 Appendix A-22

          "Lender Facility Fee" shall have the meaning given to such term in
Section 7.4 of the Participation Agreement.

          "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

          "Lenders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

          "Lessee" shall have the meaning set forth in the Lease.

          "Lessee Assets" shall mean all right, title and interest of Lessee in and to any and all real and personal properties and fixtures, of every kind and description, tangible or intangible, whether now owned or hereafter existing or acquired, and wherever located, and all products and proceeds (both cash and non-cash) thereof, including without limitation all of the following (each of the following being listed without limiting the generality of any other of the following listed items): all of the Lessee's right, title and interest, whether now owned or hereafter acquired or existing, in and to all books and records; and in and to all of the following (each such term as defined in the Uniform Commercial Code): all accounts, chattel paper, documents, instruments, general intangibles, investment property, goods, equipment, inventory and fixtures; and in and to all insurance premiums; and further in and to all of the Lessee's other rights, remedies, obligations or other property of every kind and description including without limitation all rights of Lessee to the payment of money, causes of action or choses in action and all rights to recovery therefrom; and in and to all consents, licenses, certificates and other governmental approvals; and in and to all money, cash or cash equivalents and bank accounts; and in and to all proceeds of letters of credit issued in favor of Lessee; and including without limitation such properties and other assets leased or otherwise subject to the Lease (including without limitation all right, title and interest of Lessee, now owned or hereafter acquired, and wherever located, in, to and under (a) all Properties including without limitation all Equipment and all Fixtures, (b) all substitutions, modifications and replacements of, and all additions, accessions and improvements to, the Fixtures and Equipment, (c) all books and records relating to or kept in connection with Lessee's operation of the Properties or any part thereof, (d) all insurance premiums under insurance policies now or subsequently obtained by Lessee including without limitation such premiums relating to the Properties or any part thereof, (e) all awards and other compensation, including without limitation the interest payable thereon and any right to collect and receive the same for the taking by eminent domain, condemnation or otherwise of any and all property including without limitation the Properties or any part thereof, (f) all consents, licenses, certificates and other governmental approvals relating to the construction, completion, use or operation of any and all property including without limitation the Properties or any part thereof, (g) all Plans and Specifications relating to any and all property including without limitation the Properties or any part thereof, (h) all "instruments" (as defined in the Uniform Commercial Code) relating to the Properties or any part thereof, (i) all "documents" (as such term is defined in the Uniform Commercial Code) relating to the Properties or any part thereof, (j) all "general intangibles" (as

                                 Appendix A-23
such term is defined in the Uniform Commercial Code) relating to the Properties or any part thereof, (k) all "chattel paper" (as such term is defined in the Uniform Commercial Code) relating to the Properties or any part thereof, (l) all "accounts" (as such term is defined in the Uniform Commercial Code) relating to the Properties or any part thereof, and (m) all proceeds, both cash and non-cash of any of the foregoing).

          "Lessee Credit Agreement" shall mean that certain Third Amended and Restated Loan Agreement dated as of December 29, 1997 among AOR, the various lenders parties thereto from time to time and First Union National Bank, as the agent thereunder, as such may hereafter be amended, modified, supplemented, restated and/or refinanced or otherwise replaced from time to time.

          "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Article VII of the Lessee Credit Agreement.

          "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as the Lessor under the Lease.

          "Lessor Basic Rent" shall mean the scheduled Holder Yield accrued, outstanding and due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Rent Commencement Date with respect to the Property to which such Holder Advances relate or (b) overdue amounts under the Trust Agreement or otherwise).

          "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

          "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, in its individual capacity, pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

                                 Appendix A-24

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

          "Limited Recourse Amount" shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

          "Loan Basic Rent" shall mean the scheduled interest accrued, outstanding and due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (a) any such Loan due prior to the Rent Commencement Date with respect to the Property to which such Loan relates or (b) any overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

          "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount of all Loans (including without limitation all Acquisition Loans and Construction Loans) made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

          "Loans" shall mean the loans extended pursuant to the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

          "Majority Holders" shall mean at any time, Holders whose Holder Advances outstanding represent at least sixty-six and two thirds percent (66 2/3%) of the aggregate Holder Advances outstanding.

          "Majority Lenders" shall mean at any time, Lenders whose Loans outstanding represent at least sixty-six and two thirds percent (66 2/3%) of the aggregate Loans outstanding.

          "Majority Secured Parties" shall mean at any time, Lenders and Holders whose Loans and Holder Advances outstanding represent at least sixty-six and two thirds percent (66 2/3%) of the aggregate Advances outstanding.

          "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

          "Material Adverse Effect" shall, mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Credit Parties (on a consolidated basis), (b) the ability of the Credit Parties (on a consolidated basis) to perform their collective obligations under or in connection with the Operative Agreements, (c) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements (except this subsection (c) shall not limit the rights of Lessee, or impose additional

                                 Appendix A-25
obligations on Lessee, relating to Permitted Liens and/or Lessor Liens), or (d) the value, utility or useful life of any material portion of any Property or the use, or ability of the Lessee to use, any material portion of any Property for the purpose for which it was intended.

          "Maturity Date" shall mean the Expiration Date.

          "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the aggregate Property Cost for all of Properties times eighty-five percent (85%).

          "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

          "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee (or regarding any Property subject to a Ground Lease, the applicable Affiliate of the Lessee) in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

          "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by any Credit Party or any of its Subsidiaries or ERISA Affiliates.

          "Multiple Employer Plan" shall mean a plan to which any Credit Party or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

          "New Facility" shall have the meaning given to such term in Section
28.1 of the Lease.

          "Non-Integral Equipment" shall mean Equipment constituting solely personal property which (a) is not and shall at no time during the Term become a fixture or otherwise be deemed to constitute real property, (b) is not integral to the operations of the Property and (c) is not radiation equipment, including without limitation, linear accelerators, treatment simulators and other related equipment used in the planning and delivery of external beam radiation therapy or cancer cases that benefit from precision delivery of ionizing radiation.

          "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

          "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

          "OECD" shall mean the Organization for Economic Cooperation and Development and any successor thereto.

          "Officer's Certificate" with respect to any Person shall mean a certificate executed on behalf of such Person by a Responsible Officer who has made or caused to be made such

                                 Appendix A-26
examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion on behalf of such Person with respect to the subject matter of such Officer's Certificate.

          "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Accession Agreements, the Security Agreement, the Mortgage Instruments, the other Security Documents, the Ground Leases, the Deeds and the Bills of Sale and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

          "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of EXHIBIT A to the Lease.

          "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(c) of the Credit Agreement.

          "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

          "Owner Trustee," "Borrower" or "Lessor" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as the Owner Trustee under the AOR Trust 1997-1, and any successor or replacement Owner Trustee expressly permitted under the Operative Agreements.

          "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

          "Participation Agreement" shall mean the Participation Agreement dated on or about the Initial Closing Date, among the Lessee, AOR, the various entities which are parties thereto from time to time, as the other Tranche A Guarantors, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

          "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

                                 Appendix A-27

          "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Lessee or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Permitted Facility" shall mean a cancer treatment facility of the type and size customarily used and operated by a medical practice group that is managed or controlled by AOR and/or any of its Wholly-Owned Entities in the ordinary course of its business as of the Initial Closing Date. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and non-medical policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the above, control shall not include, and shall not be implied to include, the power to direct any physician's practice of medicine or the power to interfere in any physician/patient relationship.

          "Permitted Liens" shall mean:

          (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

          (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

          (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

          (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

          (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

          (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of

                                 Appendix A-28
     which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

          (g) Liens in favor of municipalities to the extent agreed to by the Lessor; and

          (h) Liens appearing on title insurance policies in favor of the Lessor and the Agent delivered pursuant to the Participation Agreement with respect to the various Properties, to the extent such Liens are reasonably acceptable to the Agent.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

          "Physician Transaction" shall mean any bona fide transaction or series of related transactions, consummated after the date hereof, by which AOR or any Subsidiary (a) acquires all or part of the assets, or a going business or division, of any Person, whether through purchase of assets or securities, merger or otherwise, (b) directly or indirectly acquires control of any Person or (c) acquires the right to manage the non-medical aspects of the business of any Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and non-medical policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the above, control shall not include, and shall not be implied to include, the power to direct any physician's practice of medicine or the power to interfere in any physician/patient relationship.


          "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

          "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

          "Property" shall mean, with respect to each Permitted Facility that is (or is to be) acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Construction Period Property, each Property subject to a Ground Lease and each Property for which the Term has commenced.

          "Property Acquisition Cost" shall mean the cost to the Lessor to purchase a Property on a Property Closing Date.

                                 Appendix A-29

          "Property Closing Date" shall mean the date on which the Lessor purchases a Property or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased by the Lessor.

          "Property Cost" shall mean with respect to a Property the aggregate amount (and/or the various items and occurrences giving rise to such amounts) of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of the Participation Agreement).

          "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

          "Purchasing Lender" shall have the meaning given to such term in
Section 9.8(a) of the Credit Agreement.

          "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

          "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

          "Rent Commencement Date" shall mean, regarding each Property, the earlier to occur of the Construction Period Termination Date and the Completion Date.

          "Reportable Event" shall have the meaning specified in ERISA.

          "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

          "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

          "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice

                                 Appendix A-30

President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

          "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

          "Sale Option" shall have the meaning given to such term in Section
20.1 of the Lease.

          "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than expected wear and tear during the Term of the Lease.

          "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance (provided with respect to any Eurodollar Loan or Eurodollar Holder Advance having an Interest Period of six (6) months, the day which is three (3) months after the first day of such Interest Period), (b) as to any ABR Loan or any ABR Holder Advance, the fifteenth day of each month and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

          "Secured Parties" shall have the meaning given to such term in the Security Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Security Agreement" shall mean the Security Agreement dated on or about the Initial Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties and accepted and agreed to by Lessee.

          "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit

                                 Appendix A-31

Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, installation, construction, improvement and testing of the Properties other than Hard Costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the Lender Facility Fee, the Holder Facility Fee, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

          "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one (1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

          "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

          "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value, the Maximum Residual Guarantee Amount, Facility Fees, Owner Trustee fees, break-funding amounts and all indemnification amounts, liabilities and obligations.

          "Taxes" shall have the meaning specified in the definition of "Impositions".

          "Term" shall have the meaning specified in Section 2.2 of the Lease.

          "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

          "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of the Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA,
(d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or

                                 Appendix A-32

Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

          "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

          "Termination Value" shall mean at any date the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or (ii) with respect to a particular Property, an amount equal to the product of the Termination Value of all the Properties times a fraction, the numerator of which is the Property Cost allocable to the particular Property in question and the denominator of which is the aggregate Property Cost for all the Properties, in each case as of the last occurring Payment Date, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest to such date on the Loans and any and all Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued to such date under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

          "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule 1.1 to Credit Agreement.

          "Tranche A Guarantors" shall mean those parties to the Credit Agreement from time to time as guarantors of the Tranche A Obligations, including without limitation the Lessee and such other parties executing Accession Agreements from time to time.

          "Tranche A Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

          "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitment.

          "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

          "Tranche A Obligations" shall mean any and all obligations of the Owner Trustee to pay any and all amounts and perform any and all obligations regarding the Tranche A Notes,

                                 Appendix A-33
including without limitation to pay the principal amount, all amounts of interest and all other amounts owing with respect thereto on the Maturity Date or upon any earlier due date therefor.

          "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 1.1 to Credit Agreement.

          "Tranche B Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

          "Tranche B Loan" shall mean the Loans made pursuant to the Tranche B Commitment.

          "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

          "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in Sections 7.1 and 7.3 of the Participation Agreement and the following:

          (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

          (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for any Credit Party in connection with the transaction contemplated by the Operative Agreements;

          (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

          (d) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

                                 Appendix A-34

          (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement;

provided, however, the foregoing shall not provide for the payment of fees and expenses of counsel to any of the Holders or the Lenders (excepting the Agent) other than (i) after the occurrence and during the continuance of any Event of Default and (ii) as provided for in the indemnification provisions of the Operative Agreements (including without limitation Sections 11.1 through 11.4 of the Participation Agreement).

          "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

          "Trust" shall mean the AOR Trust 1997-1.

          "Trust Agreement" shall mean the Trust Agreement dated on or about the Initial Closing Date between the Holders and the Owner Trustee.

          "Trust Company" shall mean First Security Bank, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

          "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

          "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

          "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

          "Unanimous Vote Matters" shall have the meaning given it in Section
12.4 of the Participation Agreement.

          "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

          "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

          "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

                                 Appendix A-35

          "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

          "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

          "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

          "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by AOR and/or one of its wholly-owned Subsidiaries or other wholly-owned entities.

          "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

          "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.

                                 Appendix A-36